UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2020

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 553-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock of $0.50 par value per share	EMR	New York Stock Exchange
Chicago Stock Exchange
0.375% Notes due 2024	EMR 24	New York Stock Exchange
1.250% Notes due 2025	EMR 25A	New York Stock Exchange
2.000% Notes due 2029	EMR 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2020, Emerson Electric Co. (the “Company”) and Robert T. Sharp entered into a letter agreement dated August 12, 2020 (the “Letter Agreement”) in connection with his separation from the Company, effective September 30, 2020 (the “Separation Date”).

Under the Letter Agreement, Mr. Sharp will receive salary continuation payments at his current base salary rate and certain health and welfare benefits until the earlier of June 30, 2021 or the date on which he commences other employment. He will also continue to receive his Company automobile and club benefits through his salary continuation period. Mr. Sharp will remain eligible to receive his fiscal 2020 annual bonus based on the Company’s financial performance for fiscal 2020.

As permitted under the Company’s 2015 Incentive Shares Plan, Mr. Sharp will remain eligible to receive a full payout of any earned awards under the Fiscal 2018 – 2020, Fiscal 2019 – 2021 and Fiscal 2020 – 2022 Performance Shares Programs, subject to the Company’s achievement of the applicable performance objectives, to be paid at the times provided for under the programs. As permitted under the Company’s Incentive Shares Plans, Mr. Sharp’s Restricted Stock Awards will continue to vest according to their terms and be payable on the respective vesting dates of such awards.

Mr. Sharp will be eligible to receive distributions from the Company’s qualified pension plan, pursuant to the terms and conditions of and to be paid in the manner and at the time set for in such plan. He will also be eligible to receive distributions under the qualified and non-qualified 401(k) and profit-sharing retirement savings plans, as provided under those plans.

Mr. Sharp agrees, among other things: (i) not to compete with, or solicit or hire the employees of, the Company or any of its subsidiaries or affiliates during a period of four years from the Separation Date; (ii) not to use or disclose any confidential information of the Company; (iii) to reaffirm all existing non-compete, invention, non-disclosure and non-solicitation obligations he has to the Company; and (iv) to comply with non-disparagement obligations. Mr. Sharp will also release and discharge the Company, its affiliates, and its and their respective directors, officers, employees, agents and other parties from any and all claims or liabilities of whatever nature and will remain subject to the Company’s clawback policies.

If Mr. Sharp violates any of his obligations to the Company under the Letter Agreement, he will forfeit all payments to be made or benefits provided under the Letter Agreement and will repay to the Company, as liquidated damages, one-half of the economic value of all benefits provided to him under the Letter Agreement prior to the date of breach.

The above description of the Letter Agreement is qualified in its entirety by reference to a copy of the Letter Agreement attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibits

10.1	Letter Agreement dated August 12, 2020 entered into September 1, 2020 between Emerson Electric Co. and Robert T. Sharp

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: September 4, 2020	By:	/s/ John A. Sperino
John A. Sperino Vice President and Assistant Secretary